UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2009 (November 9, 2009)

Nyer Medical Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-20175

Florida	01-0469607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13 Water Street, Holliston, MA 01746
 (Address of principal executive offices, including zip code)

(508) 429-8506
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 9, 2009, Nyer Medical Group, Inc. (the “Company”) received a letter from the NASDAQ Stock Market (“NASDAQ”) notifying the Company that it had regained compliance with the minimum bid price requirement of NASDAQ Listing Rule 5550(a)(2) for the Company’s common stock, which is traded on the NASDAQ Capital Market under the symbol “NYER.” On September 15, 2009, the Company received a notice of deficiency from NASDAQ notifying the Company that for the 30 consecutive business days preceding the date of the letter, the bid price of the Company’s common stock had closed below the $1.00 per share minimum bid price required for continued listing on the NASDAQ Capital Market, and that the Company had 180 days to regain compliance by meeting or exceeding the minimum bid price for a period of at least 10 consecutive trading days. In its November 9, 2009 letter, NASDAQ stated that because the Company’s common stock had closed above the $1.00 minimum bid price for at least 10 consecutive trading days following the September 15 notice, the Company had regained compliance and the matter is now closed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nyer Medical Group, Inc.

Date: November 11, 2009	By:	/s/ Mark A. Dumouchel
Mark A. Dumouchel
President and Chief Executive Officer